Exhibit 23.2



Independent  Auditors'  Consent


We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402 and No.
33-54404  on  Form  S-8,  in  Post-Effective  Amendment  No. 1 to Registration
Statement  No.  33-25581  on  Form  S-8  and  in  Registration  Statements No.
33-57659,  No.  33-54529  and  No.  333-12179  on  Form  S-3 Weingarten Realty
Investors of our reports dated February 20, 1998, relating to the balance sheets of Coronado Center, Ltd., Eastdale Center, Ltd., Mesquite Center, Ltd. and Tempe Valley Plaza, Ltd., and the related statements of income, Venturers' capital, and cash flows, appearing in this Current Report on Form 8-K (Date of
Event:  December  31,  1997)  of  Weingarten  Realty  Investors.



Ernst  &  Young  LLP
Houston,  Texas
April  23,  1998